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                                                                  [Exhibit 10.6]







                           PURCHASE AND SALE AGREEMENT


                         Dated as of September 30, 1998


                                      among



                              GREGORY STREET, INC.,
                         as Seller and initial Servicer



                                       and



                         WARNACO OPERATIONS CORPORATION,
                                    as Buyer










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                                TABLE OF CONTENTS



                                                                             PAGE

                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

1.1.  Agreement to Purchase and Sell ........................................... 2
1.2.  Timing of Purchases ...................................................... 3
1.3.  Consideration for Purchases .............................................. 3
1.4.  Purchase and Sale Termination Date ....................................... 3
1.5.  Intention of the Parties ................................................. 3

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

2.1.  Calculation of Purchase Price ............................................ 4

                                   ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                            PAYMENT OF PURCHASE PRICE

3.1.  Contribution of Receivables .............................................. 5
3.2.  Initial Purchase Price Payment ........................................... 5
3.3.  Subsequent Purchase Price Payments ....................................... 5
3.4.  Settlement as to Specific Receivables .................................... 6
3.5.  Reconveyance of Receivables .............................................. 7

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

4.1.  Conditions Precedent to Initial Purchase ................................. 7
4.2.  Certification as to Representations and Warranties ....................... 8

                                    ARTICLE V

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

5.1.  Representations and Warranties; Covenants ................................ 8



                                       i







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
                                   ARTICLE VI

         ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLE

6.1.  Rights of the Company .................................................... 8
6.2.  Responsibilities of The Seller ........................................... 8
6.3.  Further Action Evidencing Purchases ...................................... 9
6.4.  Application of Collections ...............................................10

                                   ARTICLE VII

                      PURCHASE AND SALE TERMINATION EVENTS

7.1.  Purchase and Sale Termination Events .....................................10
7.2.  Remedies .................................................................11

                                  ARTICLE VIII

                                 INDEMNIFICATION

8.1.  Indemnities by the Seller ................................................12

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1.  Amendments, etc ..........................................................13
9.2.  Notices, etc .............................................................14
9.3.  No Waiver; Cumulative Remedies ...........................................14
9.4.  Binding Effect; Assignability ............................................14
9.5.  Costs, Expenses and Taxes ................................................14
9.6.  Governing Law and Jurisdiction ...........................................15
9.7.  Waiver of Jury Trial .....................................................15
9.8.  Headings .................................................................16
9.9.  Execution in Counterparts ................................................16
9.10. Acknowledgment and Agreement .............................................16
9.11. Assignment of Rights under Sale Agreements ...............................16



                                    SCHEDULES

SCHEDULE I     Office Locations

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
SCHEDULE II    Trade Names

                                    EXHIBITS

EXHIBIT A      Form of Purchase Report

EXHIBIT B      Form of Subordinated Note

EXHIBIT C      Representations and Warranties

EXHIBIT D      Covenants

                                      iii






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                           PURCHASE AND SALE AGREEMENT


          THIS PURCHASE AND SALE AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of September 30, 1998, is among GREGORY STREET, INC., a Delaware corporation ("Gregory"), as Seller (the "Seller") and as the initial Servicer (in such capacity, the "Servicer"), and WARNACO OPERATIONS CORPORATION, a Delaware corporation (the "Company"), as Buyer.


                                   Definitions

          Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to the Receivables Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Company, the Servicer, LIBERTY STREET FUNDING CORP. and CORPORATE ASSET FUNDING COMPANY, INC. (the "Issuers"), THE BANK OF NOVA SCOTIA, as Agent (together with its successors and assigns, the "Agent"), and CITICORP NORTH AMERICA, INC., as Co-Agent (together with its successors and assigns, the "Co-Agent").


                                   Background

          1. The Company is a special purpose corporation, all of the capital stock of which is wholly-owned by Gregory.

          2. The Seller wishes to sell or contribute certain Receivables and Related Rights from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Rights and accept such contribution from the Seller.

          3. The Company intends to sell to the Issuers undivided variable percentage interests in its Receivables and Related Rights pursuant to the Receivables Purchase Agreement in order to finance its purchases of certain Receivables and Related Rights hereunder.






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

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

          1.1. Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including Article IV), and in consideration of the Purchase Price, the Seller agrees to sell to the Company, and does hereby sell to the Company, and the Company agrees to purchase from the Seller, and does hereby purchase from the Seller, without recourse and without regard to collectibility, all of the Seller's right, title and interest in and to:

          (a) each Receivable in existence and owned by the Seller as of the close of the Seller's business on the date of the initial purchase under the Receivables Purchase Agreement (the "Closing Date") (other than the Receivables and Related Rights contributed by the Seller to the Company pursuant to Section
3.1 (the "Contributed Receivables"));

          (b) each Receivable purchased by the Seller from the close of the Seller's business on the Closing Date to and including the Purchase and Sale Termination Date;

          (c) all rights to, but not the obligations under, all Related
Security;

          (d) all monies due or to become due with respect to any of the foregoing;

          (e) all books and records related to any of the foregoing; and

          (f) all proceeds thereof (as defined in the applicable UCC) received on or after the date hereof including, without limitation, all funds which either are received by the Seller, the Originators, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the



                                       2






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Obligors (including, without limitation, insurance payments, if any, that any
Originator, the Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Seller set forth in this Agreement and each other Transaction Document. The Company's foregoing commitment to purchase such Receivables and the proceeds and rights described in subsections (c) through (f) of this Section 1.1 (collectively, the "Related Rights") is herein called the "Purchase Facility."

          1.2. Timing of Purchases.

          (a) Closing Date Purchases. The Seller's entire right, title and interest in (i) each Receivable owned by the Seller as of the close of the Seller's business on the Closing Date (other than Contributed Receivables), and
(ii) all Related Rights with respect thereto shall be deemed to have been sold to the Company on the Closing Date.

          (b) Regular Purchases. After the Closing Date, each Receivable purchased by the Seller and all Related Rights shall be purchased and owned by the Company (without any further action) upon the purchase of such Receivable by the Seller.

          1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the Seller, and to reflect all contributions, in accordance with Article III.

          1.4. Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earlier to occur of (a) the date of the termination of this Agreement pursuant to Section 7.2 and (b) the Payment Date immediately following the day on which the Seller shall have given notice to the Company (with a copy to the Agent) that the Seller desires to terminate this Agreement.

          As used herein, "Payment Date" means (i) the Closing Date and (ii) each Business Day thereafter that the Seller is open for business.






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          1.5. Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by the Seller to the Company, as contemplated by this Agreement be, and be treated as, sales or contributions, as applicable, and not as loans secured by the Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transfers are deemed to be loans, the Seller hereby grants to the Company a first priority security interest in all of the Seller's right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of the Seller's obligations hereunder.


                                   ARTICLE II

                         CALCULATION OF PURCHASE PRICE

          2.1. Calculation of Purchase Price. On each Monthly Report Date, the Servicer shall deliver to the Company, the Agent and the Co-Agent a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Company's purchases of Receivables from the Seller that:

          (a) are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

          (b) were made during the period commencing on the Monthly Report Date immediately preceding such Monthly Report Date to (but not including) such Monthly Report Date (in the case of each subsequent Monthly Report).

The "Purchase Price" (to be paid to the Seller in accordance with the terms of Article III) for the Receivables and the Related Rights that are purchased hereunder shall be determined in accordance with the following formula:

         PP       = OB X FMVD

         where:

         PP       = Purchase Price for each Receivable as calculated on the
                    relevant Payment Date.



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         OB       = the Outstanding Balance of such Receivable.

         FMVD     = Fair Market Value Discount, as measured on such Payment
                    Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Days' Sales Outstanding (calculated as of the last day of the Fiscal Month next preceding such Payment Date) and the denominator of which is 365.

          "Prime Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal or such other publication as determined by the Agent in its sole discretion.


                                  ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

          3.1. Contribution of Receivables. On the Closing Date, the Seller shall, and hereby does, contribute to the capital of the Company, Receivables and Related Rights with respect thereto consisting of each Receivable owned by the Seller on the Closing Date, beginning with the oldest of such Receivables and continuing chronologically thereafter, such that the aggregate Outstanding Balance of all such contributed Receivables shall be equal to $25,000,000.

          3.2. Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Seller the Purchase Price for the purchase of Receivables to be made on the Closing Date, partially in cash in the amount of the proceeds of the purchases made by the Issuers on the Closing Date under the Receivables Purchase Agreement, and partially by issuing a promissory note in the form of Exhibit B to the Seller with an initial principal balance equal to the remaining Purchase Price (as such promissory note may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the





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Transaction Documents, being herein called the "Subordinated Note").

          3.3. Subsequent Purchase Price Payments. On each Business Day falling after the Closing Date and on or prior to the Purchase and Sale Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to the Seller the Purchase Price for the Receivables sold by the Seller to the Company on such Business Day, in cash, to the extent provided under Section 1.2 of the Receivables Purchase Agreement, and to the extent any of such Purchase Price remains unpaid, such remaining portion of such Purchase Price shall be paid by means of an automatic increase to the outstanding principal amount of the Subordinated Note.

          Servicer shall make all appropriate record keeping entries with respect to the Subordinated Note or otherwise to reflect the foregoing payments and to reflect adjustments pursuant to Section 3.4, and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on any Subordinated Note at any time. Furthermore, Servicer shall hold the Subordinated Note for the benefit of the Seller, and all payments under the Subordinated Note shall be made to the Servicer for the account of the Seller. The Seller hereby irrevocably authorizes Servicer to mark the Subordinated Note "CANCELLED" and to return the Subordinated Note to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

          3.4. Settlement as to Specific Receivables and Dilution.

          (a) If on the day of purchase or contribution of any Receivable from the Seller hereunder, any of the representations or warranties of the Seller set forth in paragraph (d) or (g) of Exhibit C is not true with respect to such Receivable or as a result of any action or inaction of the Seller, on any day any of such representations or warranties set forth in paragraph(d) or (g) is no longer true with respect to such a Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Receivable (the "Contributed Value")) with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Seller as provided in subsection (c) below; provided, that if the Company thereafter receives payment on





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account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Seller.

          (b) If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased (or contributed) hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Seller, the Company or the Servicer or any offset, setoff or dispute between such Originator, the Seller, or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator or the Seller), then the Purchase Price or the Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to the Seller as provided in subsection (c) below.

          (c) Any reduction in the Purchase Price (or Contributed Value) of any Receivable pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from the Seller hereunder; provided, however, if there are no purchases of Receivables from the Seller (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

                  (i) shall be paid in cash to the Company by the Seller in the manner and for application as described in the following proviso, or

                  (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to the extent permitted under Section 1(n) of Exhibit IV of the Receivables Purchase Agreement;

provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by the Seller to the Company by deposit in immediately available funds into the Collection Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.





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          (d) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables purchased by the Seller (including the Contributed Receivables), a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of the Seller).

          3.5. Reconveyance of Receivables. In the event that the Seller has paid to the Company the full Outstanding Balance of any Receivable pursuant to
Section 3.4, the Company shall reconvey such Receivable to the Seller, without representation or warranty, but free and clear of all liens created by the Company.


                                   ARTICLE IV

                            CONDITIONS OF PURCHASES

          4.1. Conditions Precedent to Initial Purchase. The initial purchase and contribution hereunder is subject to the condition precedent that the Company shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form, substance and date satisfactory to the Company, the Agent and the Co-Agent:

          (a) The Receivables Purchase Agreement, duly executed by the parties thereto, together with evidence that all conditions precedent to the initial purchase thereunder shall have been met; and;

          (b) Such other agreements, instruments, certificates, opinions and other documents as the Company, the Agent or the Co-Agent shall reasonably request.

          4.2. Certification as to Representations and Warranties. The Seller, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Exhibit C are true and correct on and as of such day, with the same effect as though made on and as of such day.


                                    ARTICLE V





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            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

          5.1. Representations and Warranties; Covenants. In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, the Seller hereby makes the representations and warranties and hereby agrees to perform and observe the covenants set forth in Exhibits C and D, respectively.


                                   ARTICLE VI

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

          6.1. Rights of the Company. The Seller hereby authorizes the Company and the Servicer or their respective designees to take any and all steps in the Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables and Related Rights, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

          6.2. Responsibilities of The Seller. Anything herein to the contrary notwithstanding:

          (a) The Seller agrees to (A) direct, and hereby grants to each of the Company and the Agent the authority to direct, all Obligors of Receivables purchased by the Seller to make payments of such Receivables directly to the Collection Account or to post office boxes to which only the Collection Account Bank has access, and (B) to transfer any Collections that it receives directly, into the Collection Account within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.

          (b) The Seller shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Seller from such obligations.

          (c) None of the Company, the Servicer, the Issuers, the Agent or Co-Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables,


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Contracts related thereto or any other related agreements, nor shall the
Company, the Servicer, the Investors, the Agent or the Co-Agent be obligated to perform any of the obligations of the Seller thereunder.

          (d) The Seller hereby grants to the Company, the Servicer and the Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Company (whether or not from the Seller) in connection with any Receivable or Related Right.

          6.3. Further Action Evidencing Purchases. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables (and the Related Rights) purchased by, or contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Seller will (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and (b) mark the summary master control data processing records with the following legend:

          "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WARNACO OPERATIONS CORPORATION PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AMONG GREGORY STREET, INC., AND WARNACO OPERATIONS CORPORATION; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO LIBERTY STREET FUNDING CORP. AND CORPORATE ASSET FUNDING COMPANY, INC., PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AMONG WARNACO OPERATIONS CORPORATION, GREGORY STREET, INC., LIBERTY STREET FUNDING CORP., CORPORATE ASSET FUNDING COMPANY, INC., THE BANK OF NOVA SCOTIA, AS AGENT AND, CITICORP NORTH AMERICA, INC., AS CO-AGENT."

The Seller hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments






                                       10






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thereto and assignments thereof, relative to all or any of the Receivables (and the Related Rights) now owned by or hereafter acquired by the Seller. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by the Seller as provided in Section 8.1.

          6.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company or the Administrator, be applied first, as a Collection of any Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                   ARTICLE VII

                      PURCHASE AND SALE TERMINATION EVENTS

          7.1. Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

          (a) The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or

          (b) The Seller shall fail to make when due any payment or deposit to be made by the Seller under this Agreement within three Business Days of the date on which such payment or deposit is due; or

          (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Seller shall fail to perform or observe in any material respect any other term, covenant or agreement contained





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in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the Seller shall have obtained actual knowledge or notice thereof; or

          (e) (i) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for all or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (ii) the Seller shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 7.1(e); or

          (f) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of a lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of the Seller or any ERISA Affiliate, or (iii) the Pension Benefit Guaranty Corporation shall file notice of a lien asserting a claim pursuant to ERISA with regard to any assets of the Seller or an ERISA Affiliate.

          (g) There shall have occurred any event that would, with the giving of notice or the passing of time or both, have a Material Adverse Effect.

          7.2. Remedies.

               (i) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company shall have the option by notice to the Seller (with a copy to the Agent)





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          to declare the Purchase and Sale Termination Date to have occurred.

               (ii) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to this Section 7.2, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                  ARTICLE VIII

                                INDEMNIFICATION

          8.1. Indemnities by the Seller. Without limiting any other rights which the Company or any Purchase and Sale Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Company and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from this Agreement (whether directly or indirectly), the use of the proceeds acquired by the Seller hereunder , the ownership of the Receivables and Related Rights or in respect of any Receivable, Related Security or Contract. Without limiting or being limited by the foregoing, and subject to the exclusions set forth below, the Seller shall pay on demand to each Purchase and Sale Indemnified Party any and all amounts necessary to indemnify such party from and against any and all Purchase and Sale Indemnified Amounts resulting from any of the following:

          (a) the transfer by the Seller of an interest in any Receivable or Related Right to any Person other than the Company;

          (b) the breach of any representation or warranty made by the Seller under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller pursuant hereto or thereto which shall have been false or incorrect in any respect when made or deemed made;

          (c) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

          (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables and the Related Rights free and clear of any Adverse Claim;

          (e) the failure of the Seller to file with respect to itself, or any delay by the Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables or any Related Rights, whether at the time of any purchase or contribution or at any subsequent time;

          (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services;

          (g) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

          (h) any litigation, proceeding or investigation against the Seller;

          (i) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Receivables or any Related Right connected with any such Receivables; and

          (j) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to credit reasons to any indemnitor (except as otherwise specifically provided under this Section 8.1) and (iii) any tax based upon or measured by net income or gross receipts.


                                   ARTICLE IX

                                 MISCELLANEOUS

          9.1. Amendments, etc.

          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company, the Servicer, the Agent and the Seller (with respect to an amendment) or by the Company (with respect to a waiver or consent by it).

          (b) No failure or delay on the part of the Company, the Servicer, the Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          9.2. Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first-class mail) and notices and communications sent by other means shall be effective when received.

          9.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Seller and their respective successors and permitted assigns; provided, however, that the Seller may not assign its rights hereunder or any interest herein or delegate its duties hereunder without the prior consent of the Company and the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Sale Termination Date on which the Seller has received payment in full for all Receivables and Related Rights purchased pursuant to Section 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article V and the indemnification and payment provisions of Article VIII and
Section 9.5 shall be continuing and shall survive any termination of this Agreement.

          9.5. Costs, Expenses and Taxes. In addition to the obligations of the Seller under Article XIII, the Seller agrees to pay on demand:

          (a) all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Transaction Documents; and

          (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          9.6. Governing Law and Jurisdiction.

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE

GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT
MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE
MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          9.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

          9.8. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

          9.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

          9.10. Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Issuers pursuant to the Receivables Purchase Agreement, and the Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent, the Co-Agent and the Issuers are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Seller is a party.

          9.11. Assignment of Rights under Sale Agreements. The Seller hereby assigns to the Company all of the Seller's rights, title and interests under the Calvin Klein Sale Agreement and the Warnaco Sale Agreement, including, without limitation, the Seller's right to indemnification and payment under Sections [8.1] and [9.5] of the Calvin Klein Sale Agreement and Sections 8.1 and 9.5 of the Warnaco Sale Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       GREGORY STREET, INC., as Seller
                                       and Servicer



                                       By: /s/ Carl J. Deddens
                                           _____________________________________
                                       Name:  Carl J. Deddens
                                       Title: Assistant Treasurer


                                       325 Lafayette Street
                                       Bridgeport, Connecticut 06601
                                       Attention: Carl J. Deddens
                                       Assistant Treasurer
                                       Telephone: (203) 579-8040
                                       Facsimile: (203) 334-6621


                                       WARNACO OPERATIONS CORPORATION



                                       By: /s/ William S. Finkelstein
                                           _____________________________________
                                       Name:   William S. Finkelstein
                                       Title:  President

                                       325 Lafayette Street
                                       Bridgeport, Connecticut 06601
                                       Attention: President
                                       Telephone: (203) 579-8550
                                       Facsimile: (203) 334-6621

                                   SCHEDULE I

                                OFFICE LOCATIONS


325 Lafayette Street
Bridgeport, Connecticut 06601

                                   SCHEDULE II

                                   TRADE NAMES


None.

                                    EXHIBIT A

                             FORM OF PURCHASE REPORT

                                    EXHIBIT B

                            FORM OF SUBORDINATED NOTE

                                    EXHIBIT C
                         REPRESENTATIONS AND WARRANTIES


1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

     (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene in any material respect or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or (D) any law or any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Receivables Purchase Agreement, all of which shall have been filed on or before the date of the first purchase or contribution, as the case may be, hereunder.

     (d) Each sale or contribution, as the case may be, of Receivables and Related Rights made by the Seller pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer and assignment thereof to the Company, enforceable against creditors of, and purchasers from, the Seller; and each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) There is no litigation or, to the Seller's knowledge, any proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the sale or contribution of Receivables and Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

     (f) No proceeds acquired by the Seller under this Agreement will be used by the Seller to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (g) The Seller is the legal and beneficial owner of each Receivable (together with the Related Rights) which is to be sold or contributed to the Company hereunder, free and clear of any Adverse Claim. Whenever the Company makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and enforceable perfected ownership interest in such Receivable and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any such Receivable is on file in any recording office, except those filed in favor of (A) Gregory pursuant to the Warnaco Sale Agreement and the Calvin Klein Sale Agreement, (B) the Company pursuant to this Agreement and (C) the Agent pursuant to the Receivables Purchase Agreement.

     (h) Each Purchase Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished.

     (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) is located at the address set forth under the Seller's signature hereto, and the office where it keeps its records concerning the Receivables are located at the address specified on Schedule I (or at such other locations, notified to Servicer and the Agent in accordance with paragraph 1(b) of Exhibit D, where all actions required by Section 6.3 of this Agreement have been taken and completed.

     (j) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority, the violation of which would have a Material Adverse Effect on the Seller.

     (k) No proceeds acquired by the Seller under this Agreement will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (l) Unless otherwise identified to the Company in the related Purchase Report, each Receivable sold or contributed hereunder is on the date of sale or contribution an Eligible Receivable.

     (m) No transaction contemplated hereby requires compliance with any sales bulk act or similar law.

     (n) The Seller has complied in all material respects with the Credit and Collection Policy.

     (o) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (p) The Seller's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not since its incorporation used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule II to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to paragraph 1(b) of Exhibit D to the Agreement.

     (q) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (r) The Seller has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Seller may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31,

1999 (the "Year 2000 Problem"). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have any Material Adverse Effect.

     (s) The Seller has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     (t) (i) The Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect; and

         (ii) There are no labor controversies pending against the Seller that have had (or are reasonably likely to have) a Material Adverse Effect.

     (u) The Seller is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts) (excluding with respect to environmental matters which are covered by clause (ii)), and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities.

     (v) The Seller is aware that the Investors, the Agent and the Co-Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from the Seller and the Originators.

     (w) The purchase price payable by the Company to the Seller hereunder is intended by the Seller and Company to be consistent with the terms that would be obtained in an arm's length sale.

     (x) On the date hereof, and on the date of each sale of Receivables by the Seller to the Company (both before and after giving effect to such sale), the Seller shall be Solvent.

     (y) The balance sheets of Warnaco and its consolidated Subsidiaries as at January 3, 1998, and the related income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and the Co-Agent, fairly present the financial condition of Warnaco and its consolidated Subsidiaries as at such date and the results of the operations of Warnaco and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 3, 1998 there has been no event or circumstance which has had a Material Adverse Effect.

                                    EXHIBIT D
                                    COVENANTS





1. Covenants of the Seller. From the date hereof until the first day following the Purchase and Sale Termination Date:

     (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, upon 30 days' prior written notice to the Company and the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Company or the Agent to protect and perfect the interest of the Company in the Receivables and Related Rights have been taken and completed and (ii) shall provide the Company and the Agent with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Company or the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit, as and when necessary, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Performance and Compliance with Credit and Collection Policy. The Seller shall fully comply in all material respects with the Credit and Collection Policy.

     (d) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Receivable, Related Rights or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph; it being understood that the Servicer may sell a Defaulted Receivable if the Servicer believes in good faith that such sale will maximize the amount to be received by the Company with respect to such Receivable.

     (e) Change in Credit and Collection Policy. The Seller shall not make any material change in the character of its business or the Credit and Collection Policy that would materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under the Agreement.

     (f) Audits. (i) The Seller shall from time to time during regular business hours as reasonably requested in advance (unless a Purchase and Sale Termination Event exists) by the Company, the Agent or the Co-Agent, permit the Company, the Agent or the Co-Agent, or their agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance under the Transaction Documents with any of the officers, employees, agents or contractors of the Seller, having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Company, the Agent or the Co-Agent, permit certified public accountants or other auditors acceptable to the Company, the Agent or the Co-Agent to conduct a review of the Seller's books and records, at the Seller's expense, with respect to the Receivables.

     (g) Change in Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to make any change in its instructions to Obligors regarding payments to be made to the Seller, such Originator, the Servicer or the Collection Account (or related post office box), unless the Agent shall have consented thereto in writing (which consent shall not be unreasonably withheld).

     (h) Deposits to Collection Account. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to the Collection Account or to post office boxes to which only the Collection Account Bank has access (and shall instruct the Collection Account Bank to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into the Collection Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into the Collection Account not later than two Business Days after receipt thereof. The Collection Account shall at all times be subject to the Collection Account Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections.

     (i) Reporting Requirements. The Seller shall provide to the Agent the following:

          (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, (a) a copy of the unaudited balance sheet of the Seller, as at the end of such quarter, together with unaudited statements of earnings and stockholders' equity for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP and certified by the chief financial officer, treasurer or chief accounting officer of the

     Seller, and (b) a letter from the chief financial officer, treasurer or chief accounting officer of the Seller, certifying to the best knowledge of such officer, that neither a Purchase and Sale Termination Event nor an Unmatured Purchase and Sale Termination Event has occurred and is continuing;

          (ii) As soon as available and in any event within 90 days after the end of each fiscal year of the Seller, (a) a copy of the unaudited balance sheet of the Seller, as at the end of such fiscal year, together with the related statements of earnings and stockholders' equity for such fiscal year, prepared in accordance with GAAP applied consistently throughout the periods reflected therein, and (b) a letter from the chief financial officer, treasurer or chief accounting officer of the Seller, certifying to the best knowledge of such officer, that neither a Purchase and Sale Termination Event nor an Unmatured Purchase and Sale Termination Event has occurred and is continuing, in each case as at the end of each such fiscal year and the date of delivery of such letter;

          (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multi employer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

          (iv) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

          (v) promptly after the occurrence thereof, notice of a change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator which would have a Material Adverse Effect; and

          (vi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of



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     the Seller or any of its Affiliates as the Company, Agent or the Co-Agent
     may from time to time reasonably request upon reasonable notice.

     (j) Certain Agreements. Without the prior written consent of the Agent and the Co-Agent, the Seller will not (and will not permit any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.

     (k) Extension or Amendment of Receivables. Except as provided in Section 4.2(a) of the Receivables Purchase Agreement and the Credit and Collection Policy, the Seller shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any related Contract.

     (l) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. The Seller shall not take any action to cause or permit any Receivable purchased by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC) unless such "instrument" or "chattel paper" shall be delivered to the Company (which in turn shall deliver the same to the Agent on behalf of the Issuers.

     (m) Mergers, Acquisitions, Sales, etc. The Seller shall not merge or consolidate with another Person (except pursuant to a merger or consolidation involving the Seller where the Seller is the surviving corporation), or convey, transfer, lease or otherwise dispose of (whether in one or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), other than pursuant to this Agreement).

     (n) Accounting for Purchases. The Seller shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions of the Receivables and Related Rights by the Seller to the Company.

     (o) Transaction Documents. The Seller shall not enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of the Seller to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

     (p) Separate Existence. From and after the date hereof, the Seller shall take all steps specifically required by the Agreement or reasonably required by the Agent to continue the Company's identity as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Seller and the Originators and any other Person, and is not a division of the Seller, its Affiliates or any





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other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Seller shall take such actions as shall be required in order that:

          (i) the Company's operating expenses (other than certain organization expenses and expenses incurred in connection with the preparation, negotiation and delivery of the Transaction Documents) will not be paid by the Seller or its Affiliates;

          (ii) the Company's books and records will be maintained separately from those of the Seller and its Affiliates;

          (iii) all financial statements of the Seller and its Affiliates that are consolidated to include the Company will contain detailed notes clearly stating that (A) all of the Company's assets are owned by the Company, and
     (B) the Company is a separate entity with creditors who have received interests in the Company's assets;

          (iv) each of the Seller and its Affiliates will strictly observe corporate formalities in its dealing with the Company;

          (v) except as otherwise provided in the Receivables Purchase Agreement in connection with the servicing of Receivables, the Seller shall not commingle its funds with any funds of the Company;

          (vi) each of the Seller and its Affiliates will maintain arm's length relationships with the Company, and each of the Seller and its Affiliates will be compensated at market rates for any services it renders or otherwise furnishes to the Company; and

          (vii) the Seller will not be, and will not hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company.


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